UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 20, 2011

LANDAUER, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9788 (Commission File Number)	06-1218089 (IRS Employer Identification No.)

2 Science Road, Glenwood, Illinois 60425

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 755-7000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Jonathon M. Singer

On August 20, 2011, Jonathon M. Singer resigned from his position as Senior Vice President, Treasurer, Secretary and Chief Financial Officer of Landauer, Inc. (the “Company”) effective on September 9, 2011.  Mr. Singer has informed the Company that he resigned in order to accept the chief financial officer position with Sagent Pharmaceuticals, Inc.

The Company intends to conduct an executive search for a permanent Chief Financial Officer to replace Mr. Singer.

Appointment of Michael T. Leatherman as Interim Chief Financial Officer

On August 25, 2011, the Board of Directors of the Company appointed one of its Directors, Michael T. Leatherman, as the Company’s Interim Chief Financial Officer, as well as its acting principal financial officer and acting principal accounting officer, each effective on September 9, 2011.

Mr. Leatherman, age 58, has been a Director of the Company since 2008. Since 2000, Mr. Leatherman has served as an Independent Consultant, primarily to the information technology industry. Mr. Leatherman is a Certified Public Accountant and previously served as the Chief Financial Officer of Wallace Computer Services, Inc., which prior to its acquisition by Moore Corporation was a NYSE-listed company.

The Company intends to compensate Mr. Leatherman for his services in the role of Interim Chief Financial Officer at a monthly salary of $35,000.00 for each month he serves in such role.

During his term as Interim Chief Financial Officer, Mr. Leatherman will continue to serve as a director of the Company, but will cease his service as a member of the Audit Committee and Compensation Committee of the Company’s Board of Directors.

Item 8.01. Other Events.

On August 25, 2011, the Company issued a press release to announce the appointment of Mr. Leatherman to the position of Interim Chief Financial Officer of the Company and the departure of Mr. Singer. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 25, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDAUER, INC.

August 25, 2011	By:	/s/ William E. Saxelby
William E. Saxelby
President and Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

99.1	Press Release dated August 25, 2011

5